Exhibit 99.1

Sonim Reports 34% Increase in FY2023 Revenue, to $93.6 Million, Significant Expansion Momentum in New Addressable Markets

Expanding Portfolio and Carrier Awards Boost Company’s Addressable Market from $400M to $52B*

13 New Carrier Awards Set to Fuel 2024 Product Sales

New 2024 Product Launches Support Entry into Larger Rugged Pro, Connected Solutions and Consumer Markets, Geographic Expansion into Europe

San Diego, California – March 27, 2024 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading provider of mobility solutions that include ultra-rugged and rugged phones, connected devices, consumer durable mobile devices, and accessories designed to provide extra protection for users that demand more durability in their work and everyday lives, reported financial results for the year ended December 31, 2023.

Full Year 2023 and Recent Highlights

●	Net revenues increased by 34% year-over-year, to $93.6 million, up from $69.8 million in 2022
●	GAAP net loss for the full year improved to $90 thousand, down from a net loss of $14.1 million in 2022
●	Adjusted EBITDA† was positive $4.0 million for 2023, compared to negative $9.9 million for 2022
●	Ended the year with cash and cash equivalents totaling $9.4 million, accounts receivable at $25.3 million, and inventory valued at $6.5 million
●	Increased sales of Sonim’s fully refreshed XP10 ultra-rugged 5G smartphone at tier-one carriers in the U.S. and Canada
●	Entered much larger adjacent wireless internet and consumer durable addressable markets with new devices set to launch throughout 2024
●	Secured six awards each for wireless internet solutions and rugged phones, plus one for consumer durables with new devices set to launch beginning 2024 in target geographical markets
●	Commenced expansion plans to enter the European market, by establishing a geographic team focused on rugged mobility and connected solutions to fill the gap left by exiting competitors

Peter Liu, Sonim’s Chief Executive Officer, said: “In 2023, Sonim achieved significant growth with a 34% increase in sales, improvement of the GAAP net loss to $90 thousand, $4.0 million in positive adjusted EBITDA, and three quarters of positive GAAP net income, highlighting the early success of our strategy to grow and diversify. This is only the beginning of what we plan to achieve. We look forward to further growth and scale in 2024, driven by a growing number of new product awards from tier-one carriers, expansion into large adjacent addressable markets, and our entry into Europe and Australia, all fueled by new sales activities.

* Sources: QY Research, Industry Today; Insight Partners; GSA; Ericsson; Internal Estimates based on Market Pricing; Statista & Bank My Cell; North America + Europe Android Smartphone estimate valuation (Not including Samsung or Apple)

† Non-GAAP financial measure. An explanation and reconciliation of non-GAAP financial measures are presented at the end of this press release.

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“The interest from carriers in our new products has been exceptional, with 13 product awards already announced for this year and a strong pipeline of additional opportunities in North America, Europe, and Australia. We believe that the launches for the new portfolio in the year ahead positions Sonim to become the preferred brand for reliable, durable devices in these larger markets.

“Furthermore, with the exit of the previous largest rugged supplier, Europe presents a significant opportunity for Sonim. We are actively working to qualify our newest products to fill this gap, targeting a major market opportunity for Sonim in rugged mobility and connected solutions.”

Full Year 2023 Financial Results

Revenue for the full year 2023 was $93.6 million, increased 34% from $69.8 million in 2022. Revenue reflected increased sales of the Company’s refreshed ultra-rugged product line at carrier partners in North America and augmented by sales of the Company’s ODM tablet products. Sonim also continues to win business in large adjacent markets concurrent with its strategy to bring additional solutions to market and expand its geographic reach to a global scale. To date, Sonim has now secured 13 carrier awards, including international awards, for its expanded range of mobile communication and data devices.

Gross profit for the year ended December 31, 2023, was $19.3 million, or 20.6% of revenues, compared with 2022 gross profit of $11.6 million, or 16.6% of revenues. Gross profit margins reflected a more favorable product mix due to increased sales of the refreshed XP10 rugged smartphone.

Operating expenses for 2023 were $18.8 million, declining from $25.9 million in 2022. This year-over-year decrease in operating expenses is mainly due to reduced R&D spending as the Company moved to more efficient, product development strategies, offset by increases in sales and marketing to support the launch of the Company’s new connected solutions and international strategies.

Net loss in 2023 was $90 thousand, compared with a net loss of $14.1 million in 2022. Adjusted EBITDA† was $4.0 million for the year ended December 31, 2023, compared to negative $9.9 million for the year ended December 31, 2022.

“Sonim delivered three consecutive quarters of positive GAAP net income in 2023, resulting in an improvement to the net loss to $90 thousand, and a solid full year adjusted EBITDA report of $4.0 million. We are well positioned for carrier launches with our new connected devices and rugged mobile lines scheduled throughout 2024. We are now driving sales across multiple large addressable markets in 2024, as compared with just one market in 2023. As part of this expanded strategy, we have also significantly expanded geographic reach, opening new and much larger opportunities for growth in Europe,” said Clay Crolius, Chief Financial Officer of Sonim.

Fourth Quarter 2023 Financial Results

Revenue for the fourth quarter 2023 was $13.4 million, decreased from $27.6 million in the third quarter of 2023. Revenue reflected continued sales growth of the Company’s differentiated rugged devices offset by the expected decline in sales from the Company’s previous tablet customer, which hit end of life. The Company has secured new awards for white label smartphones, with shipments ramping up in the first quarter 2024. Additionally, the Company expects continued revenue growth in 2024 based on its carrier product awards scheduled to commence shipments throughout the year.

Gross profit for the fourth quarter was $5.1 million, or 38.1% of revenues. Operating expenses were $6.4 million, reflecting the addition of sales resources in Europe as part of the Company’s global growth strategy. Net loss in the fourth quarter of 2023 was $1.4 million, compared with a net loss of $1.1 million in the fourth quarter of 2022, the Company’s first quarterly net loss following three successive quarters of GAAP net income in 2023.

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Balance Sheet and Working Capital

Sonim ended 2023 with $9.4 million in cash and equivalents and remained essentially debt free. Accounts receivable was $25.3 million and inventory was $6.5 million. Sonim continues to self-fund its working capital and product development needs out of existing cash.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged, rugged and consumer durable mobile devices, including phones, wireless internet data devices, tablets and accessories designed to provide extra protection for users that demand more durability in their work and everyday lives. We currently sell our ruggedized mobility solutions to several of the largest wireless carriers in the United States—including AT&T, T-Mobile and Verizon—as well as the three largest wireless carriers in Canada-Bell, Rogers and TELUS Mobility. Our ruggedized phones and accessories are also sold through distributors in North America and Europe. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the projected revenue growth, the declaring and reaffirming of Sonim’s business strategy and objectives, the timing of the availability of the new products, the successful expansion of Sonim’s products in new markets, the impact of certain events on Sonim’s business, and Sonim’s ability to grow and to capitalize the market opportunity. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the availability of cash on hand; potential material delays in realizing projected timelines; Sonim’s material dependence on its relationship with a small number of customers who account for a significant portion of Sonim’s revenue; Sonim’s entry into the data device sector could divert our management team’s attention from existing products; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next-generation products; Sonim’s reliance on third-party contract manufacturers and partners; Sonim’s ability to stay ahead of the competition; Sonim’s ongoing transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; various economic, political, environmental, social, and market events beyond Sonim’s control, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Contact

Matt Kreps

Darrow Associates Investor Relations

mkreps@darrowir.com

M: 214-597-8200

Media Contact

Anette Gaven

Sonim Technologies

M: 619-993-3058

pr@sonimtech.com

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SONIM TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2023 and 2022

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$9,397	$13,213
Accounts receivable, net	25,304	22,433
Non-trade receivable	961	2,269
Inventory	6,517	3,910
Prepaid expenses and other current assets	1,608	1,807
Total current assets	43,787	43,632
Property and equipment, net	71	168
Right-of-use assets	55	66
Contract fulfillment assets	9,232	6,848
Other assets	2,898	2,972
Total assets	$56,043	$53,686
Liabilities and stockholders’ equity
Current portion of long-term debt	$—	$147
Accounts payable	19,847	21,126
Accrued liabilities	12,233	10,692
Current portion of lease liability	55	66
Deferred revenue	12	31
Total current liabilities	32,147	32,062
Income tax payable	1,528	1,429
Accrued severance	—	150
Total liabilities	33,675	33,641
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value per share; 100,000,000 shares authorized: and 43,081,083 and 40,774,687 shares issued and outstanding at December 31, 2023 and 2022, respectively	43	41
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized: and no shares issued and outstanding at December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	272,285	269,874
Accumulated deficit	(249,960)	(249,870)
Total stockholders’ equity	22,368	20,045
Total liabilities and stockholders’ equity	$56,043	$53,686

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SONIM TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2023 and 2022

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	2023	2022
Net revenues	$93,632	$69,828
Cost of revenues	74,308	58,205
Gross profit	19,324	11,623
Operating expenses:
Research and development	1,772	7,973
Sales and marketing	8,768	7,274
General and administrative	8,271	10,666
Total operating expenses	18,811	25,913
Net income (loss) from operations	513	(14,290)
Interest expense	(15)	(97)
Other income (expense), net	(214)	484
Net income (loss) before income taxes	284	(13,903)
Income tax expense	(374)	(184)
Net loss	$(90)	$(14,087)
Net loss per share:
Basic and diluted	$(0.00)	$(0.49)
Weighted-average shares used in computing net loss per share:
Basic and diluted	41,689,386	28,889,111

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we believe the following non-GAAP and operational measures are useful in evaluating our performance-related metrics and present them as a supplemental measure of our performance.

Adjusted EBITDA

We define Adjusted EBITDA as net loss adjusted to exclude the impact of stock-based compensation expense, depreciation and amortization, interest expense, and income taxes. Adjusted EBITDA is a useful financial metric in assessing our operating performance from period to period by excluding certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments, such as stock-based compensation.

We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including: non-cash equity grants made to employees at a certain price do not necessarily reflect the performance of our business at such time, and as such, stock-based compensation expense is not a key measure of our operating performance; and non-cash depreciation and amortization are not considered a key measure of our operating performance. We use Adjusted EBITDA: as a measure of operating performance; for planning purposes, including the preparation of budgets and forecasts; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; in communications with our board of directors concerning our financial performance; and as a consideration in determining compensation for certain key employees.

Adjusted EBITDA has limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: it does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments; it does not reflect changes in, or cash requirements for, working capital needs; it does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and other companies in our industry may define and/or calculate this metric differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net loss to Adjusted EBITDA for the respective periods (in thousands):

	Year Ended December 31,
	2023	2022
Net loss	$(90)	$(14,087)
Depreciation and amortization	2,206	2,375
Stock-based compensation	1,496	1,551
Interest expense	15	97
Income taxes	374	184
Adjusted EBITDA	$4,001	$(9,880)

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